AGREEMENT AND RELEASE OF ALL CLAIMS


         This AGREEMENT AND RELEASE OF ALL CLAIMS (the "Agreement") is by and between HomeBase, Inc., a Delaware corporation (the "Company") and Allan P. Sherman, an individual ("Sherman"), as of March 2, 2000.

                                    RECITALS

         Sherman was employed by the Company from February 1991 through March 2, 2000.

         Sherman served as President and Chief Executive Officer of the Company from July 1997 until his voluntary resignation from those and all other officer positions and directorships with the Company and any affiliated entities, effective March 2, 2000.

         The Company and Sherman are parties to an Employment Agreement, dated as of June 1, 1998, attached hereto as Exhibit A (the "Employment Agreement") certain provisions of which are expressly modified by the terms hereof.

         In consideration of the mutual agreements set forth below, the parties agree as follows:

         1. Resignation of Employment. Sherman acknowledges that he voluntarily resigned his employment and all officer positions and directorships with the Company and any affiliated entities, effective March 2, 2000.

         2. Forgiveness of Home Purchase Debt and Reconveyance of Deed of Trust. On the third business day following the seventh day after the execution of this Agreement by the parties, and so long as the Company receives from Sherman the assurances set forth in Section 18 below, the Company shall forgive the remaining $100,000 of principal balance outstanding (the "Home Purchase Debt") pursuant to that certain Promissory Note dated January 19, 1994 from Sherman to the Company in the original principal amount of $700,000 (the "Note"). Within three business days thereafter, the Company shall return to Sherman marked paid in full the original Note and deliver to Sherman a document reconveying that certain Deed of Trust in favor of the Company encumbering Sherman's residence in Laguna Beach, California.

         3.       Tax Obligations.

                  (a) On the third business day following the seventh day after the execution of this Agreement by the parties and so long as the Company receives from Sherman the assurances set forth in Section 18 below, the Company shall pay to the applicable tax authorities a total of $72,000 on behalf of Sherman, $62,000 of which shall relate to state and federal withholding taxes arising in connection with the forgiveness of Note indebtedness under Section 2 of this Agreement, and $10,000 of which shall relate to additional consideration under this Agreement.

                  (b) Sherman shall be responsible for the payment of all taxes arising out of the execution of this Agreement and the transactions contemplated hereby.

                  (c) The Company reserves the right to withhold payroll and income taxes from any payments made to Sherman, as required by applicable law and regulations.

         4. Retiree Health Plan Coverage. The parties agree that solely for purposes of determining Sherman's eligibility for coverage under the Company's Retiree Health Plan, Sherman shall be credited with his period of employment by Zayre Corp. from September 1986 through October 28, 1988, during which time Zayre Corp. and HomeClub, Inc. (the predecessor to the Company) were part of the same affiliated group which filed consolidated federal income tax returns pursuant to Section 1501 of the Internal Revenue Code. The parties further agree that as a result of this credit for his employment with Zayre Corp., Sherman has satisfied the 10-year service requirement of the Company's Retiree Health Plan. Sherman may thus elect to receive coverage under the Retiree Health Plan immediately upon termination of the health plan coverage provided pursuant to
Section 5(a)(ii) of the Employment Agreement.

         5. No Changes Concerning Stock Options. This Agreement shall not modify or in any way change the existing terms and conditions governing stock options previously granted by the Company to Sherman.

         6. Continuing Obligations under the Employment Agreement. Excepting only as expressly provided in this Agreement, the parties agree to be bound by any and all surviving terms of the Employment Agreement including, without limitation, Section 6 of the Employment Agreement; provided, however: (a)
Section 5(a)(i) of the Employment Agreement shall hereby be amended by continuing the first sentence thereof as follows: ", and for 13 weeks thereafter the Company will pay to Executive the weekly gross amount of $7,000 (subject to reduction pursuant to the next sentence as if such payments were Base Salary thereunder), and the period for all such payments made pursuant to this sentence shall be deemed 'the period of Base Salary payments' for purposes of Section 5(a)(ii) of this Agreement.", and (b) Section 6(b) of the Employment Agreement shall hereby be amended by adding the following sentence after the end of the fourth sentence of such Section 6(b): "Notwithstanding the foregoing, the provisions of this Section 6(b) shall terminate and no longer be effective at the time, if ever, the Company no longer operates any retail stores in the home improvement business."

         7. Release by Sherman. In consideration of the promises set forth in this Agreement and the complete release of claims given by the Company in this Agreement, Sherman, for himself and his heirs, successors and assigns, does hereby and forever release and discharge the Company and its past, present and future affiliated entities and the directors, officers, employees, agents, attorneys, accountants, representatives, successors and assigns of them and any of them from any and all causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of whatsoever kind and character in any manner whatsoever arising prior to the date of this Agreement, on any theory of pleading or proof, including but not limited to any claim for breach of contract, breach of implied covenant, breach of oral or written promise, wrongful termination, infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation or employment discrimination, and including without limitation alleged violations of the California Labor Code, the California Family Rights Act, the Unruh Act, the California Constitution, the California Fair Employment and Housing Act prohibiting discrimination based on race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, sex or age over 40, Title VII of the 1964 Civil Rights Act prohibiting discrimination based on race, color, religion, sex or national origin, the Americans With Disabilities Act prohibiting discrimination based on disability, the Family and Medical Leave Act respecting leaves of absence, and the Age Discrimination in Employment Act prohibiting discrimination based on age over 40, as these statutes have been from time to time amended, excepting only (i) those obligations expressly recited herein or to be performed hereunder, (ii) workers' compensation claims preserved by law notwithstanding this Agreement, (iii) obligations arising under any provisions of the Employment Agreement which survive termination of employment and are not expressly varied by the terms of this Agreement, and (iv) any rights Sherman may have pursuant to the express provisions of any employee benefit plans identified in Exhibit B.

         8. Release by the Company. In consideration of the complete release of claims promised by Sherman in this Agreement, the Company does hereby and forever release and discharge Sherman and his heirs, successors, assigns, attorneys, and representatives from any and all causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of whatsoever kind and character in any manner whatsoever arising prior to the date of this Agreement, on any theory of pleading or proof, including but not limited to any claim for breach of contract, breach of implied covenant, breach of oral or written promise, wrongful termination, infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation or employment discrimination, and including without limitation alleged violations of the California Labor
Code, the California Family Rights Act, the California Constitution, the California Fair Employment and Housing Act prohibiting discrimination based on race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, sex or age over 40, Title VII of the 1964 Civil Rights Act prohibiting discrimination based on race, color, religion, sex or national origin, the Americans With Disabilities Act prohibiting discrimination based on disability, the Family and Medical Leave Act respecting leaves of absence, and the Age Discrimination in Employment Act prohibiting discrimination based on age over 40, as these statutes have been from time to time amended, excepting only those obligations expressly recited herein or to be performed hereunder.

         9. Unknown Claims Released. Sherman and the Company each assumes the risk of any mistake of fact and of any facts which are unknown, and thereby each waives the benefits of Section 1542 of the Civil Code of the State of California, to the extent that such section may apply to this Agreement. Civil Code Section 1542 provides:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor."

         10. Mutual Agreement Regarding Confidentiality and Nondisparagement. Sherman and the Company agree not to make public the terms of this Agreement or negative matters pertaining to Sherman's employment, and not to disparage each other or state contentions of wrongful conduct by Sherman or his agents, relatives, lawyers or representatives or by the Company or its directors, officers, employees, agents, lawyers or representatives except: as may be required by applicable law, as may be necessary in a proceeding to secure compliance with or enforcement of the terms of this Agreement, upon lawful inquiry by federal or state tax authorities or other governmental agencies, or in response to a lawful subpoena or court order.

                  (a) Nothing in this Agreement shall be construed to affect the obligations of the parties to testify truthfully or to provide truthful report upon lawful inquiry by governmental agencies, or in response to a lawful subpoena or court order.

                  (b) Notwithstanding any other provision of this Agreement, Sherman may disclose the terms of this Agreement to his immediate family members, attorneys and accountants, provided he advises each such individual of this confidentiality provision and such individual agrees that he or she shall not further disclose any of the terms of this Agreement except for the purposes expressly provided in this Section 10.

                  (c) The Company shall refer inquiries about Sherman from potential future employers to the Company's Vice President, Human Resources. The Company further agrees to respond to such inquiries only by stating that Sherman was employed by the Company from February 1991 to March 2000, that he resigned his employment, that pursuant to the Company's standard policies no further information can be provided, and that all matters between Sherman and the Company respecting his employment have been amicably resolved.

                  (d) Proof of breach of this Section 10 shall be by clear and convincing evidence in arbitration pursuant to this Agreement.

         11. Continuing Availability to Consult on Certain Matters. Sherman acknowledges that he has information that may be or may become relevant to the Company's operations or claims that may be brought against the Company. As a result, Sherman agrees to make himself available at reasonable times and places to provide the Company with his full and accurate recollection of such matters at the request of the Company and further agrees to provide truthful testimony at the Company's request in any court proceedings on such matters. The Company agrees to indemnify and hold Sherman harmless from and against any and all claims concerning his provision of such consulting services to the Company; provided, however, that the indemnification obligations of the Company pursuant to this sentence shall not apply to Sherman's acts or omissions which constitute willful misconduct or gross negligence.

         12. Arbitration. Sherman and the Company agree that, to the extent permitted by law and to the extent the enforceability of this Agreement is not thereby impaired, any and all disputes, controversies or claims between Sherman, his heirs, successors, attorneys, and assigns, on the one hand, and the Company, its past and present directors, officers, employees, agents, attorneys, accountants, representatives, successors and assigns, on the other hand, arising from this Agreement shall be determined exclusively by final and binding arbitration before a single arbitrator in Los Angeles, California, under the National Rules For the Resolution of Employment Disputes of the American Arbitration Association and the provisions of the California Code of Civil Procedure governing arbitrations. Sherman and the Company further agree that judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

                  (a) Claims subject to exclusive final and binding arbitration under this Agreement include, without limitation, claims that otherwise could be tried in court to a jury in the absence of this Agreement. Sherman and the Company expressly waive all rights to a jury trial in court on all claims arising under this Agreement.

                  (b) The arbitration shall be administered by the American Arbitration Association, and the arbitrator shall be selected from a list of arbitrators provided by the American Arbitration Association following a request by the party seeking arbitration for a list of retired or former jurists with substantial professional experience in employment matters.

                  (c) This Agreement shall be construed according to California law without reference to California law governing conflict of laws. Each party has had the assistance of legal counsel in connection with this Agreement and, accordingly, this Agreement shall be construed according to its fair meaning and not for or against any party. The arbitrator's authority and jurisdiction shall be limited to determining the dispute in arbitration in conformity with law, to the same extent as if such dispute were determined as to liability and any remedy by a court without a jury. The arbitrator shall render an award which shall include a written statement of opinion setting forth the arbitrator's findings of fact and conclusions of law.

                  (d) To the extent permitted by law and to the extent the enforceability of this Agreement is not thereby impaired, each party shall initially pay its or his own costs of arbitration including, without limitation, attorneys' fees and costs and fees and costs of any experts. However, the arbitrator shall award reasonable attorneys' fees (with or without expert fees) and costs to the prevailing party.

                  (e) Any controversy over whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this Section 12 with respect to such arbitration shall be determined by the arbitrator.

                  (f) Notwithstanding the foregoing provisions of this Section 12, Sherman and the Company agree that breaches of continuing obligations under the Employment Agreement or this Agreement concerning confidential information and trade secrets and concerning restrictions on competition and solicitation of employees of the Company by Sherman cannot adequately be remedied at law or in arbitration, and that Sherman or the Company may seek and obtain otherwise available injunctive relief, including ancillary monetary relief, in Court for any violation or breach of such obligations; provided, however, that final resolution of disputes shall be by arbitration and neither the grant nor the denial of injunctive relief shall prejudice the result of such arbitration.

         13. No Admissions. Neither this Agreement nor any statement or action of any of the parties to this Agreement constitutes any admission of wrongful act or omission, and no finding of any wrongful act or omission has been made by any person, entity or agency.

         14. No Assignments. Each of the parties hereby represents and warrants that he or it has not heretofore assigned or transferred or purported to assign or transfer to any person or entity not a signatory to this Agreement any claim, including fee or cost claims, or matter herein released, disclaimed, discharged or terminated. Each party also represents and warrants that he or it has no knowledge of any such assignment to any individual or entity who is not a party to the Agreement. In the event of any such assignment or transfer of any claim to another individual or entity of matters herein released, discharged, terminated or disclaimed, the party making such assignment or transfer agrees to indemnify and hold harmless the other party from and against any liability or loss, and for any cost, expense or judgment or settlement arising out of or occasioned by, or arising in connection with any such assignment or transfer.

         15. Sherman and the Company Each Relies On Own Judgment and Own Counsel. Each party to this Agreement respectively represents and declares that in executing this Agreement such party relies solely upon such party's own judgment, belief and knowledge, and the advice and recommendations of such party's independently selected counsel, concerning the nature, extent and duration of such party's rights and claims. Each party acknowledges that no other party nor any agent or attorney of any other party has made any promise, representation or warranty, express or implied, not expressly contained in this Agreement, to induce acceptance or execution of this Agreement. Each party to this Agreement further acknowledges that such party is not executing this Agreement in reliance on any promise, representation or warranty not expressly contained in this Agreement. Sherman acknowledges that neither the Company nor any of its directors, officers, employees, agents, attorneys, accountants or any other person associated with the Company has advised Sherman as to the tax consequence of his receipt of payments under this Agreement and that he is solely responsible for any and all taxes resulting from his receipt of such payments, unless otherwise provided by this Agreement.

         16. Integrated Complete Agreement. This Agreement integrates, cancels and supersedes all other prior and contemporaneous written and oral agreements and understandings of every character between Sherman and the Company and comprises the entire agreement between Sherman and the Company; provided, however, that the parties shall continue to be bound by Sherman's resignation letter to the Company dated March 2, 2000, that certain Indemnification Agreement by and between Sherman and the Company dated as of May 25, 1993, any and all surviving terms of the Employment Agreement and the express provisions of the employee benefit plans identified in Schedule B. Sherman and the Company understand and agree that this Agreement may be amended only by a further express written agreement between Sherman and the Company, signed by Sherman and the Chief Executive Officer of the Company and stating an intention to amend this Agreement, and that this Agreement cannot be amended by oral or written statements or communications.

         17. Partial Invalidity. The invalidity or unenforceability of any provision or portion of this Agreement, including, without limitation, any provision or portion of Section 12 of this Agreement, will not affect the validity or enforceability of the other provisions or portions of this Agreement. The parties intend that this Agreement be construed in favor of arbitration as the final and binding means for resolving any disputes between them arising out of the matters settled herein that are not resolved informally.

         18. Revocation of Acceptance. Sherman acknowledges that he has had twenty-one (21) days within which to consider this Agreement if he has wished to do so, that he has seven (7) days from the date of his acceptance of this Agreement within which to revoke his acceptance, that he is hereby advised to consult with a lawyer representing him concerning this Agreement and has had an opportunity to do so, and that no payments will be made to Sherman by the Company hereunder until after such seven (7) days and until after Sherman provides reasonable written assurances that he has not revoked his acceptance of this Agreement.

         19. THE PARTIES FURTHER STATE THAT HE/IT HAS CAREFULLY READ THIS AGREEMENT, THAT IT HAS BEEN FULLY EXPLAINED TO THEM BY THEIR LEGAL COUNSEL, THAT THEY FULLY UNDERSTAND ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO THEM TO SIGN THIS AGREEMENT ARE THOSE STATED ABOVE, AND THAT THEY ARE SIGNING THIS AGREEMENT VOLUNTARILY.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and at the location set forth below.



         Dated March 21, 2000 at Laguna Beach California.


                                                         /s/ ALLAN P. SHERMAN
                                                         -----------------------
                                                             Allan P. Sherman



         Dated March 21, 2000 at Irvine, California.


                                                              HomeBase, Inc.

                                                By:      /s/ HERBERT J ZARKIN
                                                         -----------------------
                                                             Herbert J Zarkin
                                             Title:      Chairman of the Board,
                                                         President and Chief
                                                         Executive Officer

         I RECEIVED THIS AGREEMENT AND RELEASE OF ALL CLAIMS on March 2, 2000.
I understand that I have had twenty-one (21) days within which to consider this Agreement if I wished to do so, that I have been encouraged to consult with legal counsel, that I have seven (7) days from the date of my execution of this Agreement within which to revoke my acceptance, and that no payments will be made to me under this Agreement until after such seven (7) days.

         No promises have been made to me other than as expressly stated in the Agreement and Release of All Claims, which I voluntarily accept on the date shown by my signature.

         Dated:  March 21, 2000 at Laguna Beach, California.


                                                         /s/ ALLAN P. SHERMAN
                                                         -----------------------
                                                             Allan P. Sherman